Exhibit 10.17

FIRST AMENDMENT TO MINING CLAIMS AGREEMENT

This First Amendment (the “First Amendment”) to the Mining Claims Agreement (the “MCA”) is effective as of August 19, 2025 (the “Effective Date”), among CuMo Molybdenum Mining Inc., a Nevada corporation, whose address is 608 Front Street, Mina, Nevada, 89422, Western Geoscience Inc., a Nevada corporation, whose address is 608 Front Street, Mina, Nevada, 89422, and Thomas Evans, an unmarried individual, residing at 608 Front Street, Mina, Nevada, 89422 (collectively, “SELLER”); and Idaho Copper Corporation (“ICC”), a Nevada corporation, whose address is 800 W. Main St, Suite 1650, Boise, Idaho 83702, and Multi-Metals Development Corp, a British Columbia corporation (“MMD”), whose address is 630 Millbank, Vancouver, BC CanadaV5Z 4B7 (collectively referred to as “BUYER”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the MCA.

SELLER and BUYER are each referred to collectively as the “Parties.”

Recitals

A.	Effective July 25, 2017, the Parties entered into the MCA whereby SELLER agreed, among other things, to sell the unpatented mining claims in Exhibit A to the MCA to Idaho CuMo Mining Corporation (predecessor to ICC), and American CuMo Mining Corporation (predecessor to MMD) (“American CuMo”) for cash, shares of American CuMo, and other consideration.

B.	The MCA also contained a clause whereby SELLER agreed to transfer to BUYER the net smelter return royalty interest established by that certain OPTION TO PURCHASE AGREEMENT (the “2004 Option Agreement”) made and entered into effective October 13, 2004, between one of the SELLER entities and Mosquito Consolidated Gold Mines Limited (another predecessor to ICC).

C.	SELLER and BUYER wish to amend the MCA, on the terms and conditions expressed herein.

D.	Except as otherwise provided in this First Amendment, all the terms and conditions of the MCA shall remain in full force and effect.

In consideration of the covenants and agreements in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1.	SELLER and BUYER acknowledge and agree that there has existed, since the effective date of the MCA, a Force Majeure Event under paragraphs 1.1 (Definitions) and 10.7 of the MCA, which condition has continued and continues through the effective date of this First Amendment.

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2.	SELLER and BUYER acknowledge and agree that they have operated under the effects of such Force Majeure Event from the inception of the MCA to the date hereof and further acknowledge and agree that the conditions necessary to lift the force majeure suspension have not yet been satisfied.

3.	SELLER and BUYER agree to modify the terms and conditions of the MCA, specifically as follows:

a.	Recital C of the MCA is stricken in its entirety, and replaced with the following language:

C. SELLER agrees, as part of this Agreement, to transfer as part of the Property to be conveyed to and acquired by BUYER hereunder, the net smelter return royalty interest, and the CuMo #1 through CuMo #8 unpatented mining claims (restaked from the NEW CUMO #1 through NEW CUMO #8 unpatented claims) described under the OPTION TO PURCHASE AGREEMENT dated October 13, 2024.

b.	Section 2.1 of the MCA is stricken in its entirety

c.	Section 2.2 of the MCA is stricken in its entirety and replaced with the following language:

2.2. Acquisition of the Property. BUYER shall have the right, but not the obligation, to purchase the Property and acquire and receive from SELLER the Property. Upon notice from BUYER to SELLER of its decision to purchase the Property:

2.2.1. The Parties shall arrange a closing at a date and location mutually convenient to them (the “Closing Date”).

2.2.2. On the Closing Date:

2.2.2.l. SELLER shall deliver to ICC the following:

2.2.2.1.1. Duly executed transfers of all right, title and interest in and to the Property in the special warranty Deed form mutually agreed to by the Parties and suitable for recording under applicable Idaho law in favor of ICC or its nominee; and

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2.2.2.1.2. SELLER shall deliver to ICC (formerly Idaho CuMo Mining Corporation a conveyance and release of the net smelter return royalty established by Section 5.3 of the OPTION TO PURCHASE AGREEMENT dated October 13, 2024, such that the net smelter return royalty shall be of no further force or effect, and the New CuMo #1 through New CuMo #8 unpatented mining claims described under the OPTION TO PURCHASE AGREEMENT dated October 13, 2024. Such royalty interest and additional mining claims are deemed to be part of the Property to be conveyed under this document

2.2.2.3. BUYER shall deliver to SELLER:

2.2.2.3.1. Five Hundred Thousand Dollars (US$500,000.00); and

2.2.2.3.2. One million, five hundred thousand dollars (US$1,500,000) worth of shares of Common Stock of ICC; the number of shares to be calculated by dividing US$1,500,000 by the market closing price of ICC’s common stock on the Closing Date.

(d)	Exhibit A of the MCA is stricken in its entirety and replaced with Exhibit A attached to this First Amendment.

4.	Upon consummation of the Property acquisition described above, SELLER hereby renounces any other claims or rights granted to it under the 2004 Option Agreement, and such agreement shall be deemed terminated.

5.	SELLER and BUYER acknowledge and agree that the MCA is in full force and effect, as modified by the terms of this First Amendment.

6.	MMD has agreed to assign and transfer all of its rights and obligations under the MCA to ICC, and ICC shall assume all such rights and obligations in full.

7.	SELLER and BUYER acknowledge and agree that, as to the 2004 Option Agreement:

(a) all share issuances required under the 2004 Option Agreement, as of the date of this Agreement, have been duly made in accordance with the terms thereof;

(b) all cash payments required under the 2004 Option Agreement, as itemized in Exhibit A attached thereto, have been made timely in accordance with the terms of the 2004 Option Agreement;

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(c) the 2004 Option Agreement remains valid, binding and in full force and effect; and

(d) as of the Effective Date, the only remaining condition for ICC to exercise the 2004 Option Agreement in full is ICC’s payment of $2,395,000 to satisfy the Minimum Advanced Royalty (as such term is defined in the 2004 Option Agreement).

8.	Except as amended by this First Amendment, the Parties agree that the MCA continues to be binding, unchanged, and in full force and effect. Upon execution of this First Amendment by each of the Parties, the MCA and this First Amendment will be read and construed as one agreement (together, the “Amended Agreement”). The Amended Agreement contains the entire understanding of the Parties with respect to the subject matter of the MCA and this First Amendment and cancels and supersedes any prior understandings, agreements, negotiations and discussions, whether written or oral, among the Parties.

The Parties have executed this First Amendment to be effective for all purposes as of the effective date set forth above.

SELLERS:

CuMo Molybdenum Mining Inc.

By	/s/ Kelly J. Chamberlain
Kelly J. Chamberlain, Director and Secretary

Western Geoscience, Inc.

By:	/s/ Thomas Evans
Thomas Evans, President

Thomas J. Evans

By:	/s/ Thomas J. Evans
Thomas J. Evans

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BUYERS:

Idaho Copper Corporation

By:	/s/ Andrew Brodkey
Andrew Brodkey
Chief Executive Officer

Multi Metals Development Corporation

By:	/s/ Shaun Dykes
Shaun Dykes, President

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EXHIBIT A

1.	The following unpatented Mining Claims situated in Sections 17 & 18, T8N; R6E in Boise County, more particularly described as follows:

Name of Claim	BLM Serial # County	Instrument #
CUMO#l	IMC 188031	201255
CUMO#2	IMC 188032	201256
CUMO#3	IMC 188033	201257
CUMO#4	IMC 188034	201258
CUMO#5	IMC 188035	201259
CUMO#6	IMC 188036	201260
CUMO#7	IMC 188037	201261
CUMO#8	IMC 188038	201262
CUMO #62	188205	202147
CUMO #63	188206	202148
CUMO #65 FRACT.	188208	202150
CUMO #68 FRACT.	188211	202153
CUMO #70 FRACT.	188213	202155
CUMO #85	188228	202271
CUMO #87	188230	202273
CUMO #89	188232	202275
CUMO #91	188234	202277
CUMO #93	188236	202279
CUMO #94	188237	202281
CUMO #95	188238	202282
CUMO #99	188240	202367
CUMO #101	188242	202369
CUMO #121	188258	202283
CUMO #122	188259	202284
CUMO #123	188260	202285
CUMO #124	188283	202286
CUMO #125	188261	202287
CUMO #132	188268	202294
CUMO #133	188269	202295
CUMO #134	188270	202296
CUMO #135	188271	202297
CUMO #136	188272	202298
CUMO #137	188273	202299
CUMO #138	188274	202300
CUMO #148	188285	202310
CUMO #149 FRACT.	188286	202311
CUMO #150	188257	202312
CUMO #151 FRACT.	188287	202313
CUMO #152	188288	202314
CUMO #153	188289	202315
CUMO #154	188290	202316
CUMO #176 FRACT.	188306	202324
CUMO #177 FRACT.	188307	202325
CUMO #178	188308	202326
CUMO #179	188309	202327
CUMO #180	188310	202328
CUMO #181	188311	202329
CUMO #182 FRACT.	188312	202330
CUMO #183 FRACT.	188313	202331
CUMO #184	188314	202332
CUMO #185	188315	202333
CUMO #186	188316	202334
CUMO #187	188317	202335
CUMO #188 FRACT.	188318	202336

2.	The net smelter return royalty interest established by the 2004 Option Agreement.